EXHIBIT 10.2

Cooperation Agreement

The first party: Sichuan Technical Exchange Center(STEC)

The second party: China PharmaHub Corp.( PharmaHub)

Background

Founded in 1982, Sichuan Technical Exchange Center, a subsidiary of Sichuan Provincial Science and Technology Department ("S&T"), is a professional institution to carry out international technological exchange and transfer in Sichuan. In the past 30 years, it has organized dozens of large-scale professional technical exhibitions and international scientific and technical exchange activities, making great contribution to S&T progress and technical exchanges with foreign countries in Sichuan. Currently, Sichuan Provincial Government attaches great importance to the work of international technology transfer,especially scientific achievements conversion and technology transfer in new energy,  bio-medicine and information technology, so as to introduce foreign advanced technology , upgrade traditional industries and promote sustainable economic development in Sichuan.

China PharmaHub Corp.("PharmaHub") is a global biotechnology company specializing in technology transfer in bio-pharmaceutical and medical devices. PharmaHub has close collaboration with partners from universities, companies, research centers in the field of bio-pharmaceuticals . With solid technical resources, it is the agency company to promote business in China for many pharmaceutical and medical companies.

On the basis of several potential contacts and negotiations, Sichuan Technical Exchange Center and PharmaHub reached a consensus to cooperate in technology transfer and collaborate to introduce and spread American advanced bio-pharmaceutical, medical devices technology and products in China, thus upgrading China's bio-medicine technology and promoting the progress and development of the industry.

The two parties have reached the following agreement:

I.
Both sides agree to form a partnership in bio-pharmaceutical and medical device industry, making concerted efforts to promote technological exchange and transfer between China and the United States. Sichuan Technical Exchange Center will appoint PharmaHub as its US partner in the fields of bio-pharmaceutical and medical devices and receive technology transfer and projects from PharmaHub. PharmaHub will appoint STEC as its technology transfer partner in Sichuan.

II.
Both sides agree to immediately start bio-pharmaceutical and medical device technology transfer projects. The second party should provide technology transfer projects required by the first party; the first party should list the projects on the website of Sichuan International Technology Transfer Platform (website) and provide the projects to relevant enterprises and government in Sichuan. The second party also agrees to publish the first party's information on its website.

III.
Both sides agree to hold a technology transfer and matchmaking conference focused on bio-medicine, bio-pharmaceutical and medical devices every six months in Chengdu. The second party will provide over 30 technical projects in bio-pharmaceutical and medical devices, and the first party will organize over 60 companies(2 companies for each project) to participate in the matchmaking. The detailed scale, time and cost will be worked out later through consultation. If special theme matchmaking is required, the two parties will meet accordingly.

IV.	Both sides agree to jointly establish the technology exchange and transfer service platform so as to further promote bilateral cooperation after 5 technology transfer projects are achieved.

V.
The first party will make the best use of resources and support from Sichuan Provincial Government and Sichuan Provincial Science and Technology Department to ensure the signed technology transfer projects win the government support in policies, technology, industrialization and finance and achieve substantial success.

VI.
In principle, intermediary service fee are shared equally between the two parties. For each project, the two sides will discuss how to charge and the proportion of charge according to project and service rendered

The Agreement will have two copies, which shall be effective upon signing by the representatives of both Parties. Each Party shall keep the original version. Both versions are equally valid.

Validity of the Agreement: From July I, 2010 to June 30, 2015.

The first party:	The second party:

Sichuan Technical Exchange Ceriter	China PharmaHub, Corp

/s/Cai Jiming	/s/Richard Lui
Representative:	Representative: